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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DYNTEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYNTEK, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 10, 2007

TO OUR STOCKHOLDERS:

        You are cordially invited to the Annual Meeting of Stockholders of DYNTEK, INC., a Delaware corporation. The meeting will be held on Monday, December 10, 2007 at 10:00 a.m., local time, at DynTek's offices located at 19700 Fairchild Road, Suite 230, Irvine, California 92612 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1.
  To elect 3 directors for terms expiring at our 2008 annual meeting of stockholders;

  2.
  To ratify the appointment of Marcum & Kliegman LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008;

  3.
  To authorize the Board to amend our certificate of incorporation to effect a reverse stock split of our outstanding common stock by a ratio of up to 1-for-20;

  4.
  To approve an amendment to our certificate of incorporation to decrease (i) the number of shares of our capital stock that we would have the authority to issue from 460,000,000 shares to as few as 23,000,000 shares, (ii) the number of shares of our common stock, $0.0001 par value per share, that we would have authority to issue from 450,000,000 shares to as few as 22,500,000 shares, and (iii) the number of shares of our preferred stock, $0.0001 par value per share, that we would have authority to issue from 10,000,000 shares to as few as 500,000 shares, conditioned on the approval and implementation of Proposal No. 3; and

  5.
  To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

        Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this Notice.

        Only our stockholders of record at the close of business on October 22, 2007 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, there are three ways to vote your shares by proxy: call the toll-free number listed on the accompanying proxy; visit the Internet site address listed on the accompanying proxy; or complete, sign and date the proxy and return it in the envelope provided. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS
/s/ CASPER W. ZUBLIN, JR. Casper W. Zublin, Jr. Chief Executive Officer

Irvine, California
October    , 2007

DYNTEK, INC.

PROXY STATEMENT FOR THE 2007
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 10, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of DynTek, Inc. for use at the Annual Meeting of Stockholders to be held Monday, December 10, 2007 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our offices located at 19700 Fairchild Road, Suite 230, Irvine, California 92612. The telephone number at that location is (949) 271-6700.

        These proxy solicitation materials and our annual report for the year ended June 30, 2007, including financial statements, were first mailed on or about                        , 2007 to all stockholders entitled to vote at the meeting.

Record Date and Shares Outstanding as of the Record Date

        The record date for determining those stockholders entitled to notice of, and to vote at, our Annual Meeting has been fixed as the close of business on October 22, 2007 (the "Record Date"). As of the Record Date, 58,234,989 shares of our common stock, par value $0.0001 per share, were issued and outstanding, and no shares of our preferred stock, par value $0.0001 per share, were outstanding. As of the Record Date, there were approximately 198 holders of record of our common stock, and we estimate that there were approximately 6,000 stockholders of our common stock held in street name.

Stockholders Sharing the Same Last Name and Address

        In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

        If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Secretary, DynTek, Inc., 19700 Fairchild Road, Suite 230, Irvine, California 92612.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        Stockholders may vote by proxy or in person at the meeting. To vote by proxy, stockholders may: call the toll-free number listed on the accompanying proxy; visit the Internet site address listed on the accompanying proxy; or complete, sign and date the proxy and return it in the envelope provided. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on December 9, 2007. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee (each, a

"Nominee"), then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the instruction card they provide for voting your shares

        The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Revocability of Proxies

        Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to Secretary, DynTek, Inc., 19700 Fairchild Road, Suite 230, Irvine, California 92612 in writing prior to or at the meeting, or by attending the meeting and voting in person.

Quorum; Abstentions; Broker Non-Votes

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting who will determine whether or not a quorum is present.

  Quorum

        The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting who will determine whether or not a quorum is present. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.

  Abstentions

        When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an "abstention." Properly executed proxy cards that are marked "abstain" or "withhold authority" on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

  •
  abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

  •
  abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

  Broker Non-Votes

        Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

  •
  broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal; and

  •
  broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

Vote Required

        Proposal No. 1:    Directors are elected by a plurality of votes cast, so the three nominees who receive the most votes will be elected. Abstentions will not be taken into account in determining the election of directors and broker non-votes will not result because the election of directors is a discretionary matter.

        Proposal No. 2:    Ratification of the independent registered public accounting firm will require an affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification and the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this item.

        Proposal No. 3:    Approval of an amendment to our certificate of incorporation to give our Board of Directors the authority to effect a reverse stock split of our outstanding common stock by a ratio of up to 1-for-20 will require an affirmative vote of stockholders holding not less than a majority of our issued and outstanding shares of common stock. Abstentions will have the same effect as votes against this proposal. Because this proposal is a discretionary matter, broker non-votes will not result for this proposal.

        Proposal No. 4:    Approval of an amendment to our certificate of incorporation to decrease (i) the number of shares of our capital stock that the Company would have the authority to issue from 460,000,000 shares to as few as 23,000,000 shares, (ii) the number of shares of our common stock that the Company would have authority to issue from 450,000,000 shares to as few as 22,500,000 shares, and (iii) the number of shares of our preferred stock, $0.0001 par value per share, that we would have authority to issue from 10,000,000 shares to as few as 500,000 shares, will require an affirmative vote of stockholders holding not less than a majority of our issued and outstanding shares of common stock. Abstentions will have the same effect as votes against this proposal. Because this proposal is a discretionary matter, broker non-votes will not result for this proposal.

        Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR each of the proposals set forth above.

        In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

Other Business; Stockholder Proposals

        We do not intend to present any other business for action at the Annual Meeting and do not know of any other business to be presented by others.

        Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), in order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year's annual meeting. We did not receive any such notices from our stockholders for matters to be considered at the Annual Meeting. Any stockholder desiring to submit a proposal for action at our next annual meeting of stockholders to be held in 2008 and presentation in our proxy statement for such meeting should deliver the proposal to our Secretary at our corporate office no later than                        , 2008 in order to be considered for inclusion in our proxy statement relating to that meeting.

        Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year's proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of September 30, 2007, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers named in the Summary Compensation Table, and (iv) all of our directors and named executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Approximate Percent Owned(2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
J. Michael Gullard(3)	1,297,647	2.2%
Wade Stevenson(4)	118,062	*
Alan B. Howe(5)	1,117,647	1.9%
Casper Zublin, Jr.(6)	4,739,112	8.1%
David W. Berry	—	—
Mark E. Ashdown(7)	—	—
All Executive Officers and Directors as a group (6 persons)(8)	7,272,468	12.0%
5% STOCKHOLDERS
Lloyd I. Miller III(9) 4650 Gordon Drive Naples, FL 33940	115,863,265	69.4%
Bryant R. Riley(10) 11100 Santa Monica Blvd., Suite 800 Los Angeles, CA 90025	14,633,927	22.1%
Glen Ackerman 17 Cervantes Newport Beach, CA 92660	4,469,694	7.7%

*
Less than 1%

(1)
Except as set forth in the footnotes to this table, the business address of each director and executive officer listed is c/o DynTek, Inc., 19700 Fairchild Road, Suite 230, Irvine, California 92612.

(2)
This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G, as well as Forms 4, filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 58,234,989 shares of common stock outstanding as of September 30, 2007. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of September 30, 2007 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)
Includes 10,000 shares of common stock issuable upon the exercise of an option at $2.50 per share and 1,100,000 shares of common stock issuable upon the exercise of options at $0.17 per share.

(4)
Comprised of 118,062 shares of common stock issuable upon the exercise of options at exercise prices between $0.16 and $9.04 per share.

(5)
Includes 1,000,000 shares of common stock issuable upon the exercise of an option at $0.17 per share. Mr. Howe is designated to our Board of Directors by Mr. Miller pursuant to his contractual right.

(6)
Consists of (i) 169,418 shares acquired in connection with the sale of ITI to DynTek; (ii) 100,000 shares of common stock issuable upon exercises of options at $3.00 per share; and (iii) 4,469,694 shares acquired by The C.W. Zublin, Jr. Trust pursuant to that certain Conversion and Settlement Agreement dated March 8, 2006. Mr. Zublin, Jr. may be deemed to have shared voting and dispositive power for all such shares held of record by The C.W. Zublin, Jr. Trust.

(7)
Mr. Ashdown is no longer employed by us.

(8)
Includes 2,328,062 shares subject to options exercisable within 60 days after September 30, 2007.

(9)
Based on a Schedule 13D/A filed with the SEC on October 2, 2007. Comprised of (i) 78,576,665 shares beneficially owned of record by Lloyd I. Miller Trust A-4 (which total includes a warrant to purchase 48,077 shares, and 78,113,617 shares that could have been acquired upon the conversion of the Junior Secured Convertible Promissory Notes at a current conversion rate of $0.175 if the conversion had occurred on September 30, 2007); (ii) 298,104 shares beneficially owned of record by Milfam II L.P. (which total includes a warrant to purchase 48,077 shares); and (iii) 36,988,496 shares beneficially owned of record by Mr. Miller directly (which total includes (A) a warrant to purchase 50,000 shares, (B) a warrant to purchase 15.81% of the total number of shares outstanding on the date of exercise calculated on a fully-diluted basis, which would have equaled 30,415,209 shares if such warrant were exercised as of September 30, 2007, and (C) 6,523,287 shares of common stock issued pursuant to the terms of that certain Conversion and Settlement Agreement dated March 8, 2006 converting a promissory note at a conversion rate of $0.20). Mr. Miller may be deemed to have shared voting and dispositive power for all such shares held of record by Lloyd I. Miller Trust A-4. Mr. Miller may be deemed to have sole voting power for all such shares held of record by Milfam II L.P.

(10)
Comprised of (i) 144,240 shares owned by Riley Investment Partners Master Fund, L.P. (formerly SACC Partners LP); (ii) 48,076 shares owned by B. Riley & Co., Inc.; (iii) a warrant to purchase 50,000 shares issuable upon the exercise of a warrant held by Riley Investment Partners Master Fund, L.P.; (iv) a warrant held by Riley Investment Partners Master Fund, L.P. to purchase 4.09% of the total number of shares outstanding on the date of exercise (calculated on a fully-diluted basis), which would equal 7,868,324 shares if such warrant were exercised as of September 30, 2007; and (v) 6,523,287 shares of common stock issued pursuant to the terms of that certain Conversion and Settlement Agreement dated March 8, 2006 converting a promissory note at a conversion rate of $0.20. Mr. Riley has sole power to vote and dispose or direct the disposition of all shares held of record by Riley Investment Partners Master Fund, L.P. and B. Riley & Co., Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms submitted to us during the year ended June 30, 2007, we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with, except for a Form 4 that was filed late by Alan B. Howe, one of our directors, on August 15, 2006, and a Form 4 that was filed late by Wade Stevenson, our Regional Vice President, on September 7, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Transactions with Related Persons

          September 2006 Note Issuance

        On March 8, 2006, we entered into a note purchase agreement with SACC Partners, L.P. and Lloyd I. Miller, III (the "Senior Lenders"), pursuant to which we issued senior secured notes in the aggregate principal amount of $6.7 million and a junior secured convertible note to Trust A-4—Lloyd Miller (the "Junior Lender"), in the aggregate principal amount of $3.0 million. As of September 30, 2007, SACC Partners, L.P. and Lloyd I. Miller, III beneficially owned approximately 22.1% and 69.4%, respectively, of the shares of our common stock.

        On June 15, 2006, we entered into a first amendment to the note purchase agreement with the Senior Lenders and Junior Lender pursuant to which we issued an additional junior secured convertible note to the Junior Lender in the aggregate principal amount of $1.0 million on substantially the same terms set forth in the first junior note.

        On September 26, 2006, we entered into a second amendment to the note purchase agreement with the Senior Lenders and the Junior Lender pursuant to which we issued an additional junior secured convertible note to the Junior Lender in the aggregate principal amount of $3.0 million on substantially the same terms set forth in the first and second junior notes. Thus, the interest rate for the additional junior note is 10% per annum if paid in cash, or 14% per annum if paid in kind, which is at our election until June 30, 2009. Principal will be payable at the maturity date of March 1, 2011 and interest is payable quarterly in arrears beginning September 30, 2006, unless we choose the payment in kind option, in which case interest will be added to the principal amount of the note during the period that we continue such election.

        The note may be converted into common stock at any time at the election of the holder and was initially convertible at a conversion price of $0.20 per share. As a result of certain anti-dilution adjustments, the note is currently convertible at a conversion price of $0.175 per share of common stock, subject to certain adjustments set forth therein. We granted to the Junior Lender piggyback registration rights with respect to the shares into which the note may be converted. Such piggyback registration rights expired on June 30, 2006. At any time after June 30, 2006, the Junior Lender shall have the right, subject to certain exceptions as provided in the note purchase agreement, to request that we effect a registration covering the resale of any registrable securities that have not been previously registered pursuant to a piggyback registration.

        The proceeds from the issuance of the note will be used to finance current operations, fund potential acquisitions and for general corporate purposes.

        Payment of all principal and interest under the note, as well as performance thereunder of our obligations and those of DynTek Services, Inc., our wholly-owned subsidiary, are secured by a perfected security interest under a security and pledge agreement, as amended, which grants to the Junior Lender a lien against substantially all of our assets, which lien is subordinated to the perfected security interest held by certain other lenders as described therein.

        As of September 30, 2007, we had not repaid any of the principal amount of the note, and we had paid all quarterly interest then accrued in kind. Therefore, as of September 30, 2007, the aggregate principal amount outstanding under the note, including interest paid in kind at our election, was approximately $3,447,850.

          April 2007 Note Issuance

        On April 13, 2007, we entered into a junior secured convertible note purchase agreement with the Junior Lender, pursuant to which we issued the Junior Lender a junior secured convertible promissory note in the aggregate principal amount of $5.0 million.

        The interest rate for the note is 9% per annum if paid in cash, or 13% per annum if paid in kind, which is at our election for the first three years. Principal will be payable at the maturity date of April 13, 2012, and interest is payable quarterly in arrears beginning June, 30, 2007, unless we choose our payment in kind option, in which case interest will be added to the principal amount of the note during the period that we continue such election. The note may be converted into our common stock at any time at the election of the holder at an initial conversion price of $0.175 per share of common stock, subject to certain adjustments set forth therein. Proceeds from the issuance of the note will be used to finance current operations, fund potential acquisitions and for general corporate purposes.

        At any time until the note has been repaid in full, we may, at our sole option, redeem a portion of the outstanding principal amount of the note, from time to time, or the entire outstanding principal amount of the note, plus any and all accrued but unpaid interest on such principal amount, through the date of repayment, the redemption amount, by paying to the holder of the note: (i) 113% of the redemption amount if the date of repayment occurs at any time prior to or on April 13, 2008; (ii) 109.75% of the redemption amount if the date of repayment occurs any time after April 13, 2008 but prior to or on April 13, 2009; (iii) 106.50% of the redemption amount if the date of repayment occurs any time after April 13, 2009 but prior to or on April 13, 2010; (iv) 103.25% of the redemption amount if the date of repayment occurs any time after April 13, 2010 but prior to or on April 13, 2011; and (iv) 100.00% of the redemption amount if the date of repayment occurs any time after April 13, 2011 but prior to or on April 13, 2012.

        With respect to all or any part of the shares of common stock issuable by us upon the conversion of the note, we granted to the Junior Lender piggyback registration rights in the event that we decide to register any of our securities for our own account or for the account of others, subject to certain exceptions as provided in the note purchase agreement. Such piggyback registration rights expire on April 13, 2012. If, on or after April 13, 2008, the underlying note shares have not be registered by us pursuant to a piggyback registration, the Junior Lender shall have the right, subject to certain exceptions as provided in the note purchase agreement, to request that we effect a registration covering the resale of any registrable securities that have not been previously registered pursuant to a piggyback registration.

        Payment of all principal and interest under the note, as well as performance thereunder of our obligations and those of DynTek Services, Inc., our wholly-owned subsidiary, are secured by a perfected security interest under a security and pledge agreement which grants to the Junior Lender a lien against substantially all of our assets, which lien is subordinated to the perfected security interest held by certain other lenders as described therein.

        As of September 30, 2007, we had not repaid any of the principal amount of the note, and we had paid all quarterly interest then accrued in kind. Therefore, as of September 30, 2007, the aggregate principal amount outstanding under the note, including interest paid in kind at our election, was approximately $5,307,291.

  Review, Approval or Ratification of Transactions with Related Persons

        All related party transactions are to be reviewed and pre-approved by our audit committee. A "related party transaction" is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons deemed to beneficially own over five percent of our common stock. In determining whether to approve a related party transaction, the audit committee generally evaluates the transaction in terms of: (i) the benefits to us; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The audit committee documents its findings and conclusions in written minutes. In the event a transaction relates to a member of our audit committee, that member will not participate in the deliberations.

        Each of the debt financing transactions described above were reviewed and pre-approved by our audit committee in accordance with the foregoing described policy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

        Pursuant to our certificate of incorporation, as amended, and bylaws, as amended, the total number of directors is determined by the Board of Directors, and currently consists of three persons. In the event that any person nominated as a director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve. All nominees for director presently are members of our Board of Directors, whose terms expire at our next Annual Meeting of Stockholders.

        The name of the nominees for election to the Board of Directors at the Annual Meeting, age as of the Record Date, and certain information are set forth below.

Name	Age	Principal Occupation	Director Since
Nominees for Directors
Casper Zublin, Jr.	45	Chief Executive Officer	2005
J. Michael Gullard	62	General Partner of Cornerstone Management	2005
Alan B. Howe	46	Vice President of Strategic and Wireless Business Development for Covad Communications, Inc.	2006

        Casper Zublin, Jr. was appointed Chief Executive Officer in May 2005 and was appointed to the Board of Directors in October 2005. He joined DynTek in October 2004 as Chief Operating Officer. Previously, he served as President and CEO of Integration Technologies, Inc., which was acquired by DynTek in October 2004. From 1998 to 2000, he was President and CEO of AnySite Technologies, a business intelligence software development company, which was acquired first by Thompson Associates in April 2000, and later acquired by MapInfo Corporation in 2002. From April 2000 to March 2002, he served as President of AnySite and Executive Vice President of Thompson Associates, Inc. Mr. Zublin previously served as President of Staffing, Inc., a national staffing services firm. In senior leadership roles for several high-growth technology companies, Mr. Zublin has been a four-time winner of the Inc. 500 award, which recognizes America's fastest-growing private companies. He is the Chairman of Talk About Curing Autism. He earned a B.A from Principia College, and an M.B.A. from the University of Chicago.

        J. Michael Gullard has been a director since June 2005 and was appointed Chairman of the Board of Directors in October 2005. Mr. Gullard has been the General Partner of Cornerstone Management, a venture capital and consulting firm specializing in software and data communications companies since 1984. He currently serves as a director of JDA Software, Inc., Celeritek, Inc., and Alliance Semiconductor Corporation, each publicly-held companies, and as the Chairman of Mainsoft, Inc., a privately-held company. From 1992 to 2004, he served as Chairman of NetSolve, Incorporated, a publicly-held corporation that provides IT infrastructure management services on an outsourced basis. From 1996 to 2004, Mr. Gullard also served as Chairman of Merant PLC (formerly Micro Focus Group Ltd.), a publicly-held corporation that specializes in change management software tools. Previously, Mr. Gullard held a variety of senior financial and operational management positions at Intel Corporation. Mr. Gullard holds a B.A. degree in Economics from Stanford University, and an M.B.A. from Stanford's Graduate School of Business.

        Alan B. Howe was elected to the Board of Directors in March 2006. Mr. Howe has extensive operational expertise combined with corporate finance and business development experience. Since May 2005, he has served as Vice President of Strategic and Wireless Business Development for Covad

Communications, Inc. From 2001 to 2005, Mr. Howe was a principal at Broadband Initiatives, LLC, a boutique consulting and advisory firm. Previously, Mr. Howe was Chief Financial Officer and Vice President of Corporate Development of Teletrac, Inc. for six years from 1995 to 2001, raising approximately $200 million in public high yield debt, private equity and bank financing. Mr. Howe joined Teletrac from Sprint, where he was Director of Corporate Development from 1994 to 1995 and one of the initial team members that helped start Sprint PCS. Mr. Howe is a member of the Board of Directors of Alliance Semiconductor Corporation, and Crossroads Systems, Inc. Mr. Howe holds a B.A. in business administration from the University of Illinois and an M.B.A. from the Indiana University Kelley Graduate School of Business with a specialty in finance. Mr. Howe is the designated representative of Mr. Lloyd I. Miller, III.

Voting Requirements to Adopt the Proposal

        The affirmative vote of the holders of a plurality of the outstanding shares of our common stock who are present in person or represented by proxy and are entitled to vote at the Annual Meeting is required to elect the three director nominees.

Board Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

        Unless instructed to the contrary, the shares of common stock represented by the proxies will be voted FOR the election of the nominees set forth herein.

Director Independence

        Our Board of Directors is comprised of a majority of independent directors. The Board of Directors has determined that each of Messrs. Gullard and Howe are independent directors, as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Although we are not currently subject to the Nasdaq listing standards, the Board applies such standards with respect to the structure of the Board and its committees, provided that our Audit Committee is comprised of only two members, both of whom are independent, and provided further that we do not have a standing nominating committee as discussed herein.

Board Meetings and Committees

        The Board of Directors conducts its business through meetings of the Board and through activities of its committees. Our Board of Directors met eight times (not including actions by written consent) during the fiscal year ended June 30, 2007. The Board met in executive session eight times during the fiscal year ended June 30, 2007. Each of the directors serving at the time attended, either in person or by teleconference, at least 75% of the meetings held by the Board of Directors and any committees of the Board of Directors on which such person served during the last fiscal year.

        We encourage our directors to attend each of our annual meetings of stockholders, although we have no formal policy requiring our directors to do so. All three of our directors attended our last annual meeting of stockholders held on December 13, 2006.

        Our Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by our Board of Directors, copies of which are posted on our Internet website at www.dyntek.com. We have also attached copies of our amended and restated audit committee charter and amended and restated compensation committee charter to this Proxy Statement as Appendices A and B, respectively. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary. Each Committee is described as follows:

Name of Committees and Members	Functions of the Committees		Number of Meetings in Fiscal 2007
AUDIT COMMITTEE	Among other things:		5
J. Michael Gullard (Chairman) Alan B. Howe	•	Oversees our internal and external accounting and financial reporting processes
	•	Reviews our quarterly and annual financial statements and any other reports or financial information submitted to any governmental body or the public
	•	Appoints, determines compensation for and oversees the work of the independent auditors
	•	Approves the services performed by the independent auditors
	•	Facilitates communication among independent auditors, management, internal auditors and the Board of Directors
COMPENSATION COMMITTEE	Among other things:		5
Alan B. Howe (Chairman) J. Michael Gullard	•	Reviews and approves the executive compensation policies and programs
	•	Periodically review and make recommendations to the Board of Directors with respect to the compensation of directors
	•	Administers the stock incentive plans and approve all awards made thereunder

        Audit Committee.    Our Board of Directors has determined that all of the members of the Audit Committee meet the independence standards of Nasdaq Marketplace Rule 4200(a)(15), as well as Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10A-3 thereunder. Our Board of Directors has also designated Mr. Gullard as our "audit committee financial expert" as defined by the rules of the SEC.

        Compensation Committee.    All of the members of the Compensation Committee currently meet the independence standards of Nasdaq Marketplace Rule 4200(a)(15).

        Director Nominations.    We do not have a standing nominating committee because it has been determined that since we only have three directors, a nominating committee is not necessary. Any discussions regarding a new director would be discussed with the entire Board of Directors. We believe that obtaining input from all directors in connection with Board nominations enhances the nomination process. Following any discussion with the entire Board of Directors, our independent directors, Messrs. Gullard and Howe, would determine and vote as to whether the individual named will be nominated to the Board of Directors.

        Factors considered by the Board in the selection of director nominees are, without limitation, experience in business, finance, technology, familiarity with our business and industry and, as applicable, specific expertise, including, but not limited to, such matters as business development and government contracts. The Board gives consideration to individuals identified by stockholders, management and members of the Board.

        It is our policy that director candidates recommended by stockholders will be given appropriate consideration in the same manner as other director candidates presented to the Board of Directors. Stockholders who wish to submit a director candidate for consideration by the Board of Directors may do so by submitting a comprehensive written resume of the recommended nominee's business and educational experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate's resume and consent to Attention: Secretary, c/o DynTek, Inc., 19700 Fairchild Road, Suite 230, Irvine, California 92612. The foregoing policy is subject to our certificate of incorporation and our bylaws, each as amended, and applicable law. No director nominations by stockholders have been received as of the filing of this Proxy Statement.

        In order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year's annual meeting.

Stockholder Communications to the Board of Directors

        Stockholders may submit communications to our Board of Directors, its committees or the chairperson of the Board of Directors or any of its committees or any individual members of the Board of Directors by addressing a written communication to: Board of Directors, DynTek, Inc., 19700 Fairchild Road, Suite 230, Irvine, California 92612. Stockholders should identify in their communication the addressee, whether it is the Company's Board of Directors, its committees or the chairperson of the Board of Directors or any of its committees or any individual member of the Board of Directors. Stockholder communications will be forwarded to investor relations. Investor relations will acknowledge receipt to the sender (unless the sender has submitted the communication anonymously) and forward a copy of the communication to the applicable addressee or, if the communication is addressed generally to the Board of Directors, to our Chairperson of the Board of Directors.

Director Compensation

        We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the demands that have been placed and will continue to be placed on the directors, the relatively small number of current directors and the skill-level required by our directors. In addition, as with our executive officers, compensation decisions for directors are made in the context of our focus on controlling costs and returning DynTek to profitability.

        Based on these compensation principles, on June 13, 2006, our Board of Directors approved significant revisions to the amount and elements of compensation that we pay to our non-employee directors. Accordingly, effective as of July 1, 2007, each of our non-employee directors receive an annual retainer of $20,000 paid in cash plus an annual common stock grant for the number of shares equal to $20,000 divided by the then-current market price of our common stock. On the date of grant, the price of our common stock was $0.17, which resulted in an issuance of 117,647 shares to each of our non-employee directors. Our Chairman, Mr. Gullard, is entitled to receive an additional annual cash retainer of $65,000 due to the requirement to devote a significant amount of time to fulfilling his obligations to DynTek. Other than reimbursement for reasonable expenses and as otherwise set forth above, no additional fees are paid to our non-employee directors.

        In addition to the cash and stock retainers, effective as of July 1, 2007, each of our non-employee directors received an option grant to purchase 1,000,000 shares of our common stock. Mr. Gullard received an additional option to purchase 100,000 shares of our common stock to compensate him for his role as our Chairman. The exercise price of each of the options granted to our non-employee directors was equal to the fair market value of our common stock on the date of grant.

        Our Board of Directors has determined that it is appropriate to reevaluate director compensation decisions every six (6) months to ensure that it is commensurate with the required level of director activity, the number of non-employee directors sitting on our Board of Directors, and such other factors as the Board of Director's deems relevant at the time.

Director Compensation Paid for the 2007 Fiscal Year

        Our directors received the following compensation in fiscal 2007 for the service on the Board of Directors and its Committees:

Name(a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)	Option Awards ($)(2)(d)	Non-Equity Incentive Plan Compensation ($)(3)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)(f)	All Other Compensation ($)(g)	Total ($)(h)
Casper W. Zublin, Jr.(1) Director and Chief Executive Officer	—	—	—	—	—	—	—
J. Michael Gullard Chairman of the Board	$85,000	$20,000	$150,700	—	—	—	$255,700
Alan B. Howe Director	$20,000	$20,000	$137,000	—	—	—	$177,000

(1)
Casper W. Zublin, Jr., our Chief Executive Officer, is our only employee director and does not receive any additional compensation for his services as a director. The compensation received by Mr. Zublin as our Chief Executive Officer is shown in the Summary Compensation Table of this Proxy Statement.

(2)
The values in this column reflect the dollar amounts recognized for financial statement reporting purposes for each of our non-employee directors for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), and thus include amounts from awards granted in 2007 and prior years. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the fiscal year ended June 30, 2007 included in our Annual Report on Form 10-K filed with the SEC on October 12, 2007. Other than the options represented in this column, our non-employee directors do not own any options to purchase shares of our common stock.

(3)
We do not currently sponsor any formal non-equity incentive based compensation plans on behalf of our directors or management personnel.

(4)
We do not currently sponsor any pension plans on behalf of our directors or management personnel.

Other Executive Officers

        David W. Berry (50) was appointed Chief Financial Officer and Secretary in June of 2007. Prior to joining the Company, Mr. Berry served from April 2003 to 2007 as President and from November 2001 as VP, Financial Controller of Irvin Aerospace Inc., a business unit of Airborne Systems Group Ltd., the leading parachute company in the world. From 1999 to 2001, he served as Director of Planning and Budgeting for J.F. Shea Co., Inc., a $2 billion family of real estate development companies. From 1996 to 1999, Mr. Berry served as Controller and Director of Finance of Tolo Incorporated, an aerospace manufacturing division of the BF Goodrich Company. From 1988 to 1996, he served as Director of Business Planning and Analysis and held several financial management positions for AST Research, Inc., a $2.5 billion manufacturer of personal computer products, which was acquired by Samsung in 1995. From 1982 to 1987, he held staff and supervisory positions with Arthur Young & Co., a leading international certified public accounting firm. Mr. Berry holds a B.S. in Business Administration with an emphasis in accounting from the California State Polytechnic University.

        Wade Stevenson (44) was appointed Vice President of Finance in July 2007, and previously served as Regional Vice President of our MidWest region and corporate Vice President of Business Development from November 2004 until July 2007. He has served as an officer of DynTek since February 2001, and served as Director of Finance for Data Systems Network Corporation, which merged with DynTek in 2000, since 1998. From 1989 to 1998, Mr. Stevenson served as Regional Vice President of Finance and held several financial management positions for Waste Management, Inc., a Fortune 500 company. Mr. Stevenson is a Certified Public Accountant in the state of Michigan. He earned a B.S. degree in accounting from the University of North Carolina.

Family Relationships

        There are no family relationships among any of our directors or executive officers.

Code of Ethics

        Our Board of Directors adopted our Code of Business Ethics on March 3, 2004. The Code of Business Ethics applies to all of our employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Business Ethics is available on our website free of charge at www.dyntek.com.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Compensation Overview

        Compensation for our executive officers and key employees is designed to attract and retain people who share our vision and values and who can execute to achieve our strategic goals. We have a very knowledgeable employee base and the executive talent that we have sought over the past several years is capable of leveraging the skills of our employees and our unique assets to increase stockholder value. However, our current focus on controlling costs and effecting a turnaround of our financial condition is also an important factor which affects our compensation decisions. In short, our goal is to balance our current overall financial goals and circumstances against the need to attract and retain the most capable and qualified people available in the markets where we compete.

Compensation Philosophy and Objectives

        DynTek's overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

  •
  Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent within our industry while also considering our current goals of controlling costs and effecting a turnaround of our financial condition;

  •
  Motivate executive officers to achieve optimum individual performance;

  •
  Align the financial interest of our executive officers and stockholders through equity-based plans;

  •
  Build and maintain a leadership team that is capable of successfully operating and growing an increasingly complex business in a rapidly changing industry;

  •
  Provide a compensation program that recognizes individual contributions as well as our overall business results; and

  •
  Ensure that executive compensation-related disclosures are made to the public on a timely basis.

Role of the Compensation Committee

        The Compensation Committee of the Board of Directors, comprised of two (2) independent directors, oversees our executive compensation programs. The key elements of these programs are base salary, quarterly and annual incentive, and equity participation. Our Chief Executive Officer's total compensation is approved by the Compensation Committee of the Board of Directors. The compensation of all other executive officers is recommended by the Chief Executive Officer and approved by the Compensation Committee. The Compensation Committee met five (5) times during fiscal 2007.

        The specific responsibilities of the Compensation Committee are set forth in our Amended and Restated Compensation Committee Charter, which was reviewed and approved by our Board of Directors on October 19, 2007. The charter can be found on our website at www.dyntek.com.

        The key responsibilities of the Compensation Committee include:

  •
  Reviewing and establishing compensation and benefits practices and policies to ensure that they provide appropriate motivation for corporate performance and increased stockholder value;

  •
  Overseeing the administration of our 2005 Omnibus Incentive Compensation Plan and 2006 Nonqualified Stock Option Plan;

  •
  Reviewing and approving compensation for our Chief Executive Officer and other executive officers, including base salary, annual incentives, equity-based awards, severance arrangements and change in control arrangements;

  •
  Reviewing and approving the financial targets for our performance-based incentive programs, and, with input from our Chief Executive Officer, approving payouts under these plans; and

  •
  Preparing a report on compensation as required by the SEC for inclusion in our annual proxy statement, and reviewing the disclosure set forth herein.

Role of Management in the Compensation Determination Process

        While we do not have any specific policies that would prevent members of our management team from participating in the executive compensation decision-making process, with the exception of our Chief Executive Officer, management has historically played a limited role in the compensation determination process. Our Chief Executive Officer prepares annual reviews for the other executive officers and makes compensation recommendations to the Compensation Committee. At the request of the Compensation Committee, our Chief Executive Officer may occasionally make proposals to the Compensation Committee regarding incentive targets, incentive plan structure and other compensation related matters. However, our Chief Executive Officer and other management personnel typically do not attend Compensation Committee meetings.

Role of Compensation Consultant

        The Compensation Committee has considered the use of a compensation consultant in the development of our executive compensation programs. However, the Compensation Committee has decided not to utilize the services of such a consultant after determining that a compensation consultant would provide insufficient value given our current financial condition and desire to significantly reduce costs while we pursue our financial turnaround. The Compensation Committee plans to revisit this topic at appropriate intervals in the future as our circumstances change.

Total Compensation for Executive Officers

        The compensation packages offered to our executive officers are comprised of one or more of the following elements:

  •
  Base salary;

  •
  Quarterly and annual bonus incentives; and

  •
  Long-term equity incentive compensation.

        We do not have any formal policies which dictate the amount to be paid with respect to each element, nor do we have any policies which dictate the proportion of the various elements. We also do not have any formal policies for allocating between cash and non-cash compensation or short-term and long-term compensation. Instead, we rely on the judgment of the Compensation Committee and input and feedback from management team, including, in particular, input from our Chief Executive Officer. All of our compensation policy decisions are made in the context our current financial position and goals with respect to our plan of restructuring.

        Each of our compensation components is described in more detail below.

  Base Salary

        We provide executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. The purpose of base salary is to reflect job responsibilities, value to DynTek and competitiveness of the market. Base salaries for the executive officers are determined based on the nature and responsibility of the position, salary norms for comparable positions, the expertise of the individual executive, and the competitiveness of the market for the executive officer's services.

        DynTek has intentionally held base salaries at the low end of the competitive range in order to emphasize the need to reduce our overall cost structure and pursue a turnaround in the financial performance of the business. In order to ensure that we are able to continue to provide an attractive and competitive total compensation package to our executive officers, we have placed comparatively more emphasis on the payment of incentive based compensation elements for each executive officer and less emphasis on base salary.

        Merit increases for our executive officers are subject to the same budgetary guidelines as apply to all other employees and are given in the context of our current focus on controlling expenses. Executive officer salaries are considered for adjustment annually as part of our annual review process.

The base salary of our Chief Executive Officer is defined and approved by the Compensation Committee. The base salary of all other executive officers is recommended by our Chief Executive Officer and approved by the Compensation Committee.

  Quarterly and Annual Bonus Incentives

        Our objective is to have a substantial portion of each executive officer's compensation contingent upon our performance as well as upon his or her own level of performance and contribution towards our performance. The achievement of specific strategic and individual goals is intended to correlate with the creation of long-term stockholder value. Discretionary quarterly and annual bonus incentives also allow us to maintain a competitive aggregate compensation package despite below-market base salaries, while also directly aligning our financial performance with the compensation earned by our executive officers. The allocation as between quarterly and annual bonus incentives is determined by our Chief Executive Officer with oversight from the Compensation Committee.

        Aggregate annual bonus incentives as a percent of base salary range from 20% for junior executive officers up to over 65% for our Chief Executive Officer. Typically, approximately fifty percent (50%) of the bonus incentive for each executive is tied to individual objectives and earned on a quarterly basis, and the other fifty percent (50%) is tied to DynTek's financial targets and paid annually. The individual objectives are intended to be closely aligned with our overall strategic objectives, and the financial targets are primarily focused on annual measures of profitability (e.g., EBITDA) as well as revenue growth and generation of cash flow from operations. The 50% portion correlated to individual objectives would typically be divided into three (3) equal amounts and tied to each of the first three (3) quarters of our fiscal year.

        For fiscal 2007, the individual objectives were specifically tied to building platforms for profitable business growth in each of our key market segments, the specific details of which are confidential Company information, and the disclosure of which could cause the Company financial and competitive harm. When set, these individual objectives were determined to be challenging to achieve and set to focus executive attention on key accomplishments that will enhance the long-term value of the Company. The individual objectives were met by each of our executive officers. Our annual corporate financial targets were tied to achieving positive EBITDA for the fiscal year of approximately $800,000. While we did achieve substantial improvement in EBITDA as compared to fiscal 2006, we did not reach the target threshold and the incentive compensation tied to this annual financial target was not paid. Accordingly, because individual objectives were met but the corporate financial targets were not, approximately fifty percent (50%) of the potential bonus incentives were paid out to our executive officers. The aggregate bonus incentives paid to our named executive officers are set forth in the "Bonus" column of the Summary Compensation Table below.

  Long-Term Equity Compensation

        The Compensation Committee believes that long-term stock compensation is a valuable employee retention tool, encourages participants to focus on our long-term performance and provides an opportunity for executive officers and key employees to increase their stake in DynTek through option grants. Accordingly, we have the ability to issue options and grant restricted stock according to two (2) separate equity incentive plans: our 2005 Omnibus Incentive Compensation Plan and our 2006 Nonqualified Stock Option Plan. Through our stock compensation programs, we aim to align our executive officer's interests with those of our stockholders by enhancing the link between creation of stockholder value and long-term executive incentive compensation.

        Historically, employees at all levels have been awarded non-qualified stock options. All awards of stock options are made at or above the market price of the underlying stock at the time of the award. Restricted stock based on performance goals may be awarded, although have not been awarded to executive officers recently. The authority to make grants of equity incentive awards rests with the Compensation Committee, subject to ratification by the full Board of Directors.

        In fiscal 2007, we awarded 4,000,000 stock options to our named executive officers, as further described in the Grants of Plan-Based Awards table. We also awarded a total of 7,925,000 stock options to other employees in fiscal 2007. The number of stock options granted to an executive officer is based upon the executive officer's position and level of responsibility. We do not issue discounted stock options or permit the repricing of previously issued options. Stock options have a ten (10) year term and generally vest ratably over either a three-year or four-year period. We utilize the Black-Scholes option pricing model for valuing stock option awards.

        In fiscal 2007, we did not award any shares of restricted common stock to the named executive officers. However, we did award 1,176,471 shares of restricted stock to employees other than our named executive officers in fiscal 2007. As with stock options, the number of shares of restricted stock that may be awarded to a named executive officer in the future, if any, will be based upon the executive's position and level of responsibility.

  Non-Qualified Deferred Compensation

        We do not currently sponsor any Non-Qualified Deferred Compensation plans on behalf of our named executive officers or other management personnel. We do not have any current plans to implement such a program.

  Pension Benefits

        We do not currently sponsor any pension plans for the benefit of our named executive officers or other members of management. We do not have any current plans to implement such a program.

  Perquisites and Other Benefits

        We provide our executive officers with various health and welfare programs and other employee benefits which are generally available on the same cost-sharing basis to all of our employees. However, in keeping with our policy of controlling costs in connection with our restructuring plan, we do not provide any significant perquisites or other benefits to our executive officers

Employment Agreements

        We do not have employment agreements with any of our named executive officers with the exception of our Chief Executive Officer.

        On July 13, 2005, our Board of Directors approved an Employment Agreement with Casper Zublin, Jr. in connection with his appointment as our Chief Executive Officer (the "Initial Employment Agreement"). The Initial Employment Agreement had an initial term of one (1) year and was automatically renewable for successive additional 1-year periods. Pursuant to the Initial Employment Agreement, Mr. Zublin was entitled to receive a base salary of $250,000, an annual bonus based upon the achievement of criteria established by the Compensation Committee, an option to purchase 1,000,000 shares of our common stock at $0.30 per share, which was subsequently voluntarily cancelled by Mr. Zublin, and participation in all of our employee benefit plans.

        On June 16, 2006, our Board of Directors approved a First Amendment to the Initial Employment Agreement (the "Amendment" and together with the Initial Employment Agreement, the "Employment Agreement"). The Employment Agreement has an initial term of two (2) years, which is automatically renewable for successive additional one (1) year periods. Under the Employment Agreement, Mr. Zublin is entitled to receive a base salary of $225,000 and an option to purchase 3,500,000 shares of our common stock, which was equal to approximately three percent (3.0%) of our outstanding shares of common stock on a fully diluted basis as of the date of grant. The option vests in monthly installments over a period of twelve (12) months following the grant date. In addition, Mr. Zublin shall continue to be entitled to participate in all of our employee benefit plans.

        The severance and change of control provisions set forth in the Employment Agreement are summarized below under "Potential Payments upon Termination of Employment or Change-in-Control."

Tax and Accounting Implications

        The Compensation Committee is also responsible for considering the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to its executive officers. We believe that the compensation paid under the management incentive programs is fully deductible for federal income tax purposes. In certain situations, the Committee may approve compensation that will not meet the requirements for deductibility in order to ensure competitive levels of compensation for its executives and to meet our obligations under the terms of various incentive programs. However, this issue has not come before the Committee recently, and it is not expected to for the foreseeable future, for the reasons noted under Base Salary above.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee consists of Messrs. Howe and Gullard. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Alan B. Howe (Chairman)
J. Michael Gullard

        The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Report by reference therein.

Summary Compensation Table

        The following table summarizes aggregate amounts of compensation paid or accrued by DynTek for the fiscal year ended June 30, 2007 for services rendered by our named executive officers.

Name and Principal Position(a)	Year (b)	Salary ($)(c)		Bonus ($)(1)(d)	Stock Awards ($)(2)(e)	Option Awards ($)(3)(f)	Non-Equity Incentive Plan Compensation ($)(4)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)(h)	All Other Compensation ($)(i)	Total ($)(j)
Casper W. Zublin, Jr. Chief Executive Officer and Director (Principal Executive Officer)	2007	$225,000		$72,500	$0	$383,283	—	—	$0	$680,783
David W. Berry(6) Chief Financial Officer (Principal Financial Officer)	2007	$3,462	(7)	$0	$0	$0	—	—	$0	$3,462
Wade Stevenson Vice President of Mid-West Region and Vice President of Business Development	2007	$160,000		$29,750	$0	$32,852	—	—	$0	$222,602
Mark Ashdown(8) Chief Financial Officer	2007	$150,000		$15,000	$0	$21,900	—	—	$0	$186,900

(1)
These amounts represent discretionary bonuses that were earned and paid in fiscal 2007.

(2)
We did not issue any restricted stock awards to any of the named executive officers in fiscal 2007.

(3)
The values in this column reflect the dollar amounts recognized for financial statement reporting purposes for each of our named executive officers for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), and thus include amounts from awards granted in 2007 and prior years. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the fiscal year ended June 30, 2007 included in our Annual Report on Form 10-K filed with the SEC on October 12, 2007.

(4)
We do not currently sponsor any formal non-equity incentive based compensation plans on behalf of our named executive officers or other management personnel. All non-equity incentive based bonuses are paid as discretionary bonuses under column (d).

(5)
We do not currently sponsor any pension plans on behalf of our named executive officers or other management personnel. In addition, none of our named executive officers have any above-market earnings on non-qualified deferred compensation to report for fiscal 2007.

(6)
Mr. Berry was appointed our Chief Financial Officer effective as of June 25, 2007. Mr. Berry's salary is $180,000 per year and he will be entitled to receive a cash bonus of up to $60,000 for the first year of his employment based upon the achievement of certain quarterly and annual performance criteria as established by our Chief Executive Officer and Compensation Committee. Mr. Berry will also be entitled to receive options to purchase shares of our common stock pursuant to our stock incentive plan.

(7)
This amount represents the salary earned by Mr. Berry from June 25, 2007 until June 30, 2007, the last day of our fiscal year, and is based on an annual salary of $180,000 per year.

(8)
Mr. Ashdown resigned as our Chief Financial Officer effective as of June 25, 2007.

Grants of Plan-Based Awards in 2007 Fiscal Year

        The following table summarizes grants of awards pursuant to plans made to our named executive officers during the fiscal year ended June 30, 2007.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(3)(j)
		Estimated Future Payouts Under Non-Equity/Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards ($/Sh) (4)(k)
									Full Fair Value of Equity Award ($)(5)
Name(a)	Grant Date (b)	Threshold ($)(c)(f)	Target ($)(d)(g)	Maximum ($)(e)(h)
Casper W. Zublin, Jr.	12/14/2006	—	—	—	—	3,500,000	(6)	$0.155	$383,283
David W. Berry	—	—	—	—	—	—		—	—
Wade Stevenson	12/14/2006	—	—	—	—	300,000	(6)	$0.155	$32,852
Mark E. Ashdown	12/14/2006	—	—	—	—	200,000	(6)(7)	$0.155	$21,900

(1)
We do not sponsor any formal non-equity incentive based compensation plans on behalf of our named executive officers or other management personnel. All non-equity incentive based bonuses are paid as discretionary bonuses. In addition, we do not sponsor any equity incentive based compensation plans on behalf of our named executive officers or other management personnel.

(2)
We did not issue any restricted stock awards to any of the named executive officers in fiscal 2007.

(3)
This column shows the number of stock options granted to each of our named executive officers in fiscal 2007.

(4)
This column shows the exercise price for the stock options granted in column (j), which is equal to the closing price of our common stock on the Grant Date.

(5)
This column shows the Grant Date fair value we would expense in its financial statements over the vesting period per FAS 123(R) removing the service-based vesting forfeiture assumption. The fair value of the stock options disclosed herein is calculated using a Black-Scholes valuation methodology according to FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the fiscal year ended June 30, 2007 included in our Annual Report on Form 10-K filed with the SEC on October 12, 2007.

(6)
These options vest in three (3) equal annual installments on each anniversary of the Grant Date.

(7)
Each of these options terminated without vesting effective as of the date that Mr. Ashdown resigned as our Chief Executive Officer, which was June 25, 2007.

Outstanding Equity Awards at Fiscal Year End Table

        The following table summarizes the outstanding equity awards held by our named executive officers as of June 30, 2007.

	Option Awards									Stock Awards
					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)
										Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Option Exercise Price ($)
Name									Option Expiration Date(2)
	Exercisable		Unexercisable
Casper W. Zublin, Jr.	—		3,500,000	(3)	—		$0.155	(1)	12/14/2016	—	—	—	—
David W. Berry	—		—		—		—		—	—	—	—	—
Wade Stevenson	— 15,000 1,837 1,225	(4)	300,000 — —	(3)	— — — —	$ $ $ $	0.155 5.80 9.04 3.84	(1)	12/14/2016 11/09/2014 11/9/2008 7/24/2010	— — —	— — —	— — —	— — —
Mark E. Ashdown(5)	—		—		—		—		—	—	—	—	—

(1)
The exercise price for these options is equal to the closing price of our common stock on the date of grant, which was December 14, 2006.

(2)
The expiration of all option awards is ten (10) years from the date of grant.

(3)
Each of these options vest in three (3) equal annual installments on each anniversary of the date of grant.

(4)
These options became fully vested on July 1, 2005.

(5)
Each of the options that were granted to Mr. Ashdown in fiscal 2007 were terminated without vesting effective as of the date that Mr. Ashdown resigned as our Chief Executive Officer, which was June 25, 2007.

Options Exercised and Stock Vested Table

        The following table sets forth the options exercised by, and stock awards vested on behalf of, our executive officers during the fiscal year ended June 30, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Casper W. Zublin, Jr.	—	—	—	—
David W. Berry	—	—	—	—
Wade Stevenson	—	—	—	—
Mark E. Ashdown	—	—	—	—
(1)
None of our named executive officers acquired any of our shares upon the exercise of outstanding option awards.

(2)
None of our named executive officers acquired any of our shares upon the vesting of outstanding stock awards.

Potential Payments upon Termination of Employment or Change-in-Control

Casper W. Zublin, Jr.

        In the event that Mr. Zublin's Employment Agreement is terminated without cause, he will be entitled to receive his base salary and medical and insurance benefits for 12 months, and all options granted to him would vest and become immediately exercisable. Mr. Zublin's current annual base salary is $225,000 and he owns 3,500,000 unvested options to purchase our common stock.

        If Mr. Zublin's employment is terminated by DynTek within three (3) months before or after a change in control transaction, or if he resigns as the result of a material reduction in his duties or constructive termination following a change in control, Mr. Zublin will be entitled to receive his base salary, plus annual bonus, and medical and other insurance benefits for a period of twenty-four (24) months and all options granted to Mr. Zublin shall vest and become immediately exercisable. Furthermore, pursuant to the terms of the Amendment, upon the occurrence of a change in control transaction, Mr. Zublin shall be entitled to receive a cash payment equal to the value of the aggregate exercise price of all unexercised options that were granted pursuant to the Amendment.

David W. Berry

        Pursuant to the terms of his offer letter, dated June 25, 2007, Mr. Berry is entitled to six (6) months' salary in the event that he is terminated for any reason other than cause. Mr. Berry's current annual base salary is $180,000.

Mark E. Ashdown

        Mr. Ashdown resigned from his position as Chief Financial Officer effective as of June 25, 2007. Pursuant to the terms of his termination arrangement, Mr. Ashdown received continuing salary payments through September 30, 2007, and we agreed to reimburse him for COBRA payments through the same date. All of Mr. Ashdown's outstanding stock options terminated immediately upon his resignation without vesting.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has elected to engage Marcum & Kliegman LLP, as independent auditors, to audit our consolidated financial statements for the fiscal year ending June 30, 2008, and recommends that stockholders vote "FOR" ratification of such appointment.

        Although ratification by our stockholders is not a prerequisite to the ability of the Audit Committee to select Marcum & Kliegman LLP as our independent auditor, we believe such ratification to be desirable and a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Fees billed to us by Marcum & Kliegman LLP during the Fiscal Year Ended June 30, 2007 and June 30, 2006

        The following is a summary of the fees billed to the Company by Marcum & Kliegman LLP for professional services rendered for the fiscal years ended June 30, 2007 and June 30, 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$316,000	$252,000
Audit Related Fees	18,000	181,000
Tax Fees	34,000	39,000
All Other Fees	0	0

Total Fees	$368,000	$472,000

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2007 and 2006, respectively, and for the reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q for the fiscal years ended June 30, 2007 and 2006, respectively.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include consultations related to the Sarbanes-Oxley Act and consultations concerning financial accounting and reporting standards.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance related to state tax incentives.

        All Other Fees.    We were not billed fees for other professional services in fiscal 2007 or fiscal 2006.

        The Audit Committee of the Board of Directors pre-approves on an annual basis the audit, audit-related, tax and other non-audit services to be rendered by our accountants based on historical information and anticipated requirements for the following fiscal year. The Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax and other non-audit services as well as the range of fee amounts corresponding to each such engagement. To the extent that our management believes that a new service or the expansion of a current service provided by the our accountants is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to our engagement of the accountants to render such services. No non-audit services were approved by the Audit Committee pursuant to Rule 2-01, paragraph (c)(7)(i)(C) of SEC Regulation S-X during the fiscal year ended June 30, 2007. The Audit Committee approved 100% of the services provided by Marcum & Kliegman LLP described above.

        Marcum & Kliegman LLP has audited our financial statements annually since May 2003. Representatives of Marcum & Kliegman LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Voting Requirements to Adopt the Proposal

        The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock who are present in person or represented by proxy and are entitled to vote at the Annual Meeting.

Board Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MARCUM & KLIEGMAN LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2008.

Audit Committee Report

        Marcum & Kliegman LLP served as the Company's independent registered public accounting firm for the year ended June 30, 2007 and has been the Company's independent registered public accounting firm since May 2003.

        Among its functions, the Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States of America.

        The Audit Committee has reviewed and discussed the annual audited financial statements with management and Marcum & Kliegman LLP. The Audit Committee also examined with Marcum & Kliegman LLP the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent public accountant's examination of the consolidated financial statements.

        Marcum & Kliegman LLP also has confirmed to the Company that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee received and discussed with Marcum & Kliegman LLP its written disclosures in the form of a letter as required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the provision of non-audit services by Marcum & Kliegman LLP is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Respectfully submitted,
J. Michael Gullard Alan B. Howe

        The above Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Report by reference therein.

PROPOSAL NO. 3

TO AUTHORIZE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO GIVE THE BOARD THE DISCRETION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY ANY WHOLE NUMBER RATIO UP TO 1-FOR-20

        Our board of directors has proposed amending Article IV of our certificate of incorporation to give the Board the discretion to effect a reverse split of our issued and outstanding shares of common stock by any whole number ratio up to 1-for-20, with the exact ratio to be established by the Board of Directors in its sole discretion at the time it elects to effect the split. Our board of directors believes that granting the board this discretion, rather than approval of a specified ratio, provides the board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and our stockholders. The full text of the proposed amendment, which is included as Appendix C, is attached to this proxy statement and incorporated herein by reference.

        If our stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split, we will file an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, which will effect a reverse split of the shares of our common stock then issued and outstanding at the specific ratio determined by the Board of Directors. Assuming, for the sake of example, that the ratio determined by the Board of Directors is 1-for-20, the reverse split would be effected by providing that, upon the effective date, each 20 shares of outstanding common stock would become 1 new share of common stock, and each option or warrant to purchase 20 shares of common stock will become an option or warrant to purchase 1 new share of common stock. The rights and privileges of the holders of the common stock will be substantially unaffected by the reverse split. If the Board determines to effectuate the reverse split, the amendment will become effective upon the effective date set forth in the amendment.

        As of the Record Date, 58,234,989 shares of common stock were issued and outstanding. If the Board of Directors were to determine to implement the reverse split immediately following the Record Date by a ratio of 1-for-20, the reverse split would reduce the number of issued and outstanding shares of the common stock to 2,911,749 post-reverse split shares. The reverse split will not affect stockholders' equity, which will remain substantially unchanged. The reverse split itself will not affect the number of total authorized shares, which will remain at 460,000,000 shares, unless and until such authorized shares are decreased pursuant to Proposal No. 4.

Purpose of the Reverse Stock Split

        The purpose of authorizing the reverse stock split is to maximize the flexibility of the Board of Directors in addressing market related issues affecting our capitalization. It is not possible, at this time, to predict future market conditions or the future trading prices of our shares. Accordingly, a vote in favor of the reverse stock split proposal will be a vote for approval for vesting the Board with the authority to effectuate the reverse split if and when it deems it to be advisable and in the best interests of our stockholders. On the other hand, under this proposal, the Board also would have the discretion to abandon the reverse stock split, if market or other conditions make its implementation, in the judgment of the Board, inadvisable. However, the authority of the Board to implement the reverse stock split will terminate if the reverse stock split is not effectuated by the date of our 2008 annual meeting of stockholders.

        A reverse stock split may have the following beneficial effects:

  •
  A reverse stock split may broaden the market for the common stock and any resulting anticipated increased price level could encourage interest in the common stock.

  •
  A higher stock price may help us attract and retain employees and other service providers. Some potential employees and service providers may be less likely to work for a company with a low stock price, regardless of the size of the company's market capitalization. If the reverse stock split successfully increases the per share price of the common stock, this increase may enhance our ability to attract and retain employees and service providers.

  •
  A higher stock price may assist us in meeting initial listing requirements should we attempt in the future to list our common stock on a national stock exchange.

Risks Associated with the Reverse Stock Split

        If the reverse stock split is approved by the stockholders, and if the Board determines to implement the reverse split, there are certain risks associated with the reverse stock split.

        While the Board of Directors believes that the common stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of the common stock prior to the reverse stock split times the selected reverse stock split ratio. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of our common stock to become less liquid, which could have an adverse effect on the price of our common stock.

        The market price of our common stock and our stockholders' equity is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding. Factors that may cause our stockholders' equity and the market price of our common stock to decline include: (a) changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the information technology industry; (b) our ability to sustain historical margins as the industry changes; (c) increased competition; (d) increased costs; (e) loss or retirement of key members of management; and (f) increases in the cost of our borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management. In addition to the items specifically discussed above, our business and results of operations are subject to the risks and uncertainties described from time-to-time in our registration statements and periodic reports filed with the Securities and Exchange Commission.

Effects of the Reverse Stock Split

        The par value of our common stock will remain at $0.0001 a share following the reverse split, and the number of common shares outstanding will be reduced. As a consequence, the aggregate par value of the outstanding shares will be reduced, while the aggregate capital in excess of par value, for statutory and accounting purposes, will be increased.

        If the reverse split is approved, the per share information and the average number of shares outstanding, as presented in our previously issued consolidated financial statements and other publicly available information, would be restated following the effective date to reflect the reverse split.

        If the reverse split proposal is approved, without any further action on our part or on the part of our stockholders, and assuming, for the sake of example, that the ratio determined by the Board of Directors is 1-for-20, the reverse split would be effected by providing that, upon the effective date, each 20 shares of outstanding common stock would become 1 new share of common stock, and each option or warrant to purchase 20 shares of common stock will become an option or warrant to purchase 1 new share of common stock.

        No fractional shares of the new common stock will be issued to any stockholder if the Board determines to effect the reverse split. Instead, a stockholder who would hold fractional shares as a result of this reverse split would be entitled to receive in lieu of such shares their cash equivalent, which is calculated as the number of old shares which would become fractional multiplied by the stock price as reported on the OTC Bulletin Board 5 trading days before the effective date of the reverse split. We believe that the cost of purchasing such fractional shares would be nominal. No interest is payable on the cash in lieu of fractional share amounts.

        As soon as is practicable after the effective date, we will send a letter of transmittal to each stockholder of record as of the effective date for use in transmitting certificates representing shares of our common stock to our transfer agent. The letter of transmittal will contain instructions for the surrender of certificates representing shares of the old common stock to the transfer agent in exchange for certificates representing the number of shares of the new common stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the transfer agent. Upon proper completion and execution of the above, stockholders will receive a new certificate or certificates representing the number of whole shares of the new common stock such stockholder now holds.

        Provided certificates representing shares of the new common stock are issued in the same name as certificates representing shares of the common stock surrendered for exchange, no service charges or taxes will be payable by stockholders in connection with the exchange of certificates and all such costs will be borne by us.

        No stockholder's interest will be completely eliminated by the reverse split. No officer, director, associate or affiliate of us shall derive any material benefit from the reverse split other than those that would be enjoyed by any other person who holds the same number of shares.

Federal Tax Consequences of Reverse Stock Split

        NO RULING FROM THE UNITED STATES INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS AS A RESULT OF THE REVERSE STOCK SPLIT. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

        If effected, we believe that the reverse stock split will qualify as a tax-free recapitalization under U.S. tax law for us and our stockholders. If, under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, the reverse split qualifies as a recapitalization, a stockholder of ours who exchanges his, her or its shares of old common stock for shares of new common stock will recognize no gain or loss as a result of the reverse split for federal tax purposes except for cash received in lieu of fractional shares. A stockholder's aggregate tax basis in his, her or its shares of the new common stock would be the same as their aggregate tax basis in the old common stock. The holding period of shares of the new common stock would include the holding period of shares of the old common stock.

        A stockholder who receives cash in lieu of fractional shares will be treated for tax purposes as if we had issued fractional shares to him and he had immediately redeemed such shares for cash. Such stockholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and their basis in the stock allocable to the fractional shares. Such gain or loss will generally be a capital gain or loss if the stock was held as a capital asset, and such capital gain or loss will be a long-term capital gain or loss to the extent that the stockholder's holding period of their stock exceeds 12 months.

Voting Requirements to Adopt the Proposal

        Pursuant to applicable Delaware law, the approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote on the proposal.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AUTHORIZE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS THE DISCRETION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF UP TO 1-FOR-20.

        Unless instructed to the contrary, the shares of common stock represented by the proxies will be voted FOR the approval of Proposal No. 3.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO DECREASE OUR AUTHORIZED CAPITAL STOCK FROM 460,000,000
TO AS FEW AS 23,000,000 SHARES, OUR AUTHORIZED COMMON STOCK
FROM 450,000,000 SHARES TO AS FEW AS 22,500,000 SHARES AND OUR AUTHORIZED PREFERRED STOCK FROM 10,000,000 SHARES TO AS FEW AS 500,000 SHARES

        In connection with the reverse stock split proposal described in Proposal No. 3, our Board of Directors has proposed an amendment to Article IV of our certificate of incorporation to decrease our authorized capital stock from 460,000,000 shares to as few as 23,000,000 shares, our authorized common stock from 450,000,000 shares to as few as 22,500,000 shares and our authorized preferred stock from 10,000,000 shares to as few as 500,000 shares. If the reverse stock split proposal is approved, and only if it is approved, we will be required to effect a decrease in the number of authorized shares of capital stock, common stock and preferred stock by filing an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, and the amendment will become effective upon such filing. A copy of the proposed amendment to our certificate of incorporation is attached as Appendix D to this Proxy Statement. We will not effect the decrease in the number of authorized shares of our capital stock, common stock or preferred stock unless and until the reverse stock split described in Proposal No. 3 has been approved by stockholders and is effected.

Purpose of the Decrease in Authorized Shares of Capital Stock and Common Stock

        If the reverse stock split proposal described in Proposal No. 3 is approved and effected by a ratio of 1-for-20, the number of authorized shares of our common stock that are not issued and outstanding would increase from approximately 391,765,011 million shares to approximately 447,088,251 million shares. Possible business and financial uses for the additional authorized but unissued shares of common stock include, without limitation, raising capital through the sale of shares of common stock, or other securities convertible into common stock or upon the exercise of which shares of common stock may be purchased, satisfying obligations to issue shares upon the conversion or exercise, as applicable, of outstanding convertible promissory notes and warrants, acquiring other companies, attracting and retaining employees by the issuance of additional securities under our stock incentive plans and other transactions and corporate purposes that the board deems are in the best interests of the Company and our stockholders. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in many cases without the necessity of obtaining further stockholder approval and holding a special stockholders' meeting before such issuance(s) could proceed, except as may be provided under Delaware law. We currently have no plan, arrangement or agreement to issue shares of our common stock for any purpose, except for the issuance of shares of common stock pursuant to our stock option plan and outstanding but unexercised options, warrants and convertible debt.

        However, the board of directors believes that the effectuation of a reverse stock split without a reduction in the authorized shares would result in the ratio of authorized shares to outstanding shares being too high. Thus, we believe that there should be a decrease in the number of authorized shares of our authorized capital stock, common stock and preferred stock. However, we may choose not to decrease the number of authorized shares by the same ratio as the reverse split. Our board of directors believes that granting the board the discretion to decrease the number of authorized shares of common stock to any number above 22,500,000, rather than approval of a specified reduction, provides the board with maximum flexibility to react to the types of business and financial opportunities described above. However, if the board determines to reduce the authorized shares to any number above 22,500,000, then the board will have the ability to issue a greater percentage of authorized and unissued shares without further stockholder action than it was able to issue before the reverse stock split. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. Although the issuance of these shares would be dilutive to our current stockholders, the potential dilution would be substantially less than that which would be possible if we did not reduce our authorized shares at all.

        We will decrease the number of authorized shares of preferred stock by the same ratio by which we decrease the number of authorized shares of common stock. Thus, as an example, if we decrease the authorized shares of common by a factor of 20, resulting in 22,500,000 authorized shares of common stock, we would also decrease the authorized shares of preferred stock by a factor of 20, resulting in 500,000 authorized shares of preferred stock.

Anti-takeover Effect of Non-Proportional Reduction in Authorized Shares

        If the reduction in authorized shares is not directly proportional to the reverse split, there will in effect be an increase in our authorized shares of common stock if the reduction in authorized shares is implemented. This authorized share increase could, under certain circumstances, have an anti-takeover effect, even though this is not the intention of this Proposal No. 4. In the event of a hostile takeover attempt, we could impede such an attempt by issuing shares of common stock to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. Therefore, the overall effect could be to discourage unsolicited takeover attempts and to make it more difficult to remove our management. By potentially discouraging initiation of any such unsolicited takeover attempt, the authorized share increase resulting from the potential non-proportional reduction in authorized shares under this proposal may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. In addition, any authorized share increase resulting from a non-proportional reduction in authorized shares may have the effect of permitting our current management, including the current board, to retain its position and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

        The authorized share increase resulting from any non-proportional reduction in authorized shares is not, however, intended to prevent or discourage any actual or threatened take over of DynTek, and, to our knowledge, no takeover attempt (whether by accumulation of stock, merger, tender offer, solicitation in opposition to management or otherwise) is pending or threatened. Additionally, we are not aware of any person who has been or is planning to or is in the process of substantially increasing the amount of our capital stock held. Moreover, we do not currently have any intention to issue newly authorized shares of stock as part of any plan to discourage third parties from attempting to take over DynTek in the future. No anti-takeover plan has been developed by us, and no such plan is currently under consideration by the board of directors.

Voting Requirements to Adopt the Proposal

        Pursuant to applicable Delaware law, the approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE DECREASE OF AUTHORIZED SHARES OF CAPITAL STOCK AND COMMON STOCK.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CASPER W. ZUBLIN, JR. Casper W. Zublin, Jr. Chief Executive Officer

Irvine, California October , 2007

Appendix A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AMENDED AND RESTATED CHARTER

Approved as of October 19, 2007

I.     Purpose

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of DynTek, Inc. (the "Company") to review (i) the financial reports and other financial information provided by the Company to any governmental body or the public; (ii) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; (iii) and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        The Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Committee serves in a board level oversight role where it oversees the relationship with the independent registered public accounting firm, as set forth in this Charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the auditor, and the experience of the Committee's members in business, financial and accounting matters.

II.    Membership

        For so long as the Company's common stock is traded over-the-counter on the OTC Bulletin Board, the Committee shall be comprised of at least two (2) directors; provided, however that if at any point the Company's common stock is listed on a national securities exchange, the Company will increase the size of the Committee as may be required by such exchange. The directors on the Committee must be determined by the Board to be "independent directors" within the meaning of the applicable listing standards of The Nasdaq Stock Market, and the independence requirements set forth in the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission"). All members of the Committee shall be "financially literate" (able to read and understand financial statements at the time of appointment) and at least one member shall be a "financial expert" as defined in the rules and regulations promulgated by the Commission, as amended from time to time. The designation of any Committee member as a "financial expert" shall be made on an annual basis by the Board. The Board shall appoint one person to act as Chair of the Committee. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by a majority vote of the Committee members. The members shall serve until their resignation, retirement, removal by the Board or until their successors shall be appointed and qualified. The Board may remove a member from the Committee at any time with or without cause.

III.  Meetings and Procedures

        The Committee shall meet at least once per quarter, and as many other times as it deems necessary to fulfill its duties and responsibilities as set forth in this Charter, at such times and places as the Committee shall determine to be necessary or desirable. The Committee shall meet in executive sessions with the independent registered public accounting firm and management periodically as it deems necessary or desirable. The Chair of the Committee or a majority of the members of the

Committee may call a special meeting of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

        The Chairman of the Committee shall report on Committee activities to the Board. The Committee shall keep minutes of its proceedings that shall be signed by the person whom the Chairperson designates to act as secretary of the meeting. The minutes of the meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Company.

IV.    Authority

        The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants or advisors to advise the Committee as it determines necessary to carry out its duties as set forth in this Charter. The Company shall provide funding, as determined by the Committee, for payment of compensation to any consultants or advisors retained by the Committee. The Committee may request any officer or employee of the corporation or its outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members of the Committee. The Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole. When appropriate, the Committee may also designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

V.     Duties and Responsibilities

        The Committee shall:

  A.
  Be directly responsible for the appointment, retention, compensation, and oversight of the work of the independent registered public accounting firm, which shall report directly to the Committee.

  B.
  Obtain and review annually a report by the independent registered public accounting firm describing the firm's internal control over financial reporting procedures, any material issues raised by the most recent internal control over financial reporting review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  C.
  Oversee independence of the independent registered public accounting firm by:

  1.
  receiving from the independent registered public accounting firm, on a periodic basis, a formal written statement delineating all relationships between the independent registered public accounting firm and the Company consistent with Independence Standards Board Standard 1;

  2.
  reviewing, and actively discussing with the Board, if necessary, and the independent registered public accounting firm, on a periodic basis, any disclosed relationships or services between the independent registered public accounting firm and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm; and

    3.
    recommending, if necessary, that the Board take certain action to satisfy itself of the independent registered public accounting firm's independence.

  D.
  Review and discuss with the independent registered public accounting firm: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent registered public accounting firm's procedures with respect to interim periods.

  E.
  Review and discuss reports from the independent registered public accounting firm on: (a) all critical accounting policies and practices used by the Company; (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent registered public accounting firm; and (c) other material written communications between the independent registered public accounting firm and management.

  F.
  Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards.

  G.
  Review and pre-approve all related-party transactions.

  H.
  Discuss with management and the independent registered public accounting firm quarterly earnings press releases, including any interim financial information included therein, review the year-end audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, if deemed appropriate, recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year.

  I.
  Review and discuss with management and the independent registered public accounting firm various topics and events that may have significant financial impact on the Company or that are the subject of discussions between management and the independent registered public accounting firm.

  J.
  Review and discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  K.
  Pre-approve all audit and non-audit services provided to the Company by the independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary or permissible under the rules promulgated by the Commission). The Committee may, at its discretion, establish written policies and procedures for the pre-approval of audit and non-audit service engagement arrangements, provided the policies are detailed as to the particular service, the Committee is informed of each service and the policies do not delegate the Committee's responsibilities to management.

  L.
  Review and discuss with management and the independent registered public accounting firm: (a) the adequacy and effectiveness of the Company's internal control over financial reporting (including any significant deficiencies and significant changes in internal control over financial reporting reported to the Committee by the independent registered public accounting firm or management); (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.

  M.
  Review the use of auditors other than the independent registered public accounting firm in cases such as management's request for second opinions.

  N.
  Review matters related to the corporate compliance activities of the Company, including the review of reports from any compliance committee or other related groups.

  O.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and procedures, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  P.
  Establish policies for the hiring of employees and former employees of the independent registered public accounting firm.

  Q.
  Publish the report of the Committee required by the rules of the Commission to be included in the Company's annual proxy statement.

  R.
  Review management's reports on internal control over financial reporting and, when required to be included in the Company's annual reports on Form 10-K, the independent registered public accounting firm's attestation and report on management's internal control report, prior to the filing of the Form 10-K.

  S.
  Have the sole authority to determine appropriate funding for payment of: (a) the compensation for any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (b) the compensation for independent counsel and other advisors engaged by the Committee from time to time; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  T.
  Oversee management of the Company's investment portfolio by:

  1.
  Reviewing and reassessing at least annually the Company's investment policy, which shall set forth the Company's investment objectives, the criteria for the composition of the Company's investment portfolio, performance standards, and other policies relating to the Company's investment activities, including transaction authority, documentation and safekeeping, and monitoring and reporting requirements and procedures, and approving changes to the investment policy as deemed appropriate.

  2.
  Overseeing the management of the Company's investment portfolio and compliance by the portfolio managers with the Company's investment policy.

  3.
  Evaluating the performance of the Company's outside portfolio managers and approving the addition or removal of portfolio managers.

        The Chairman of the Committee is to be contacted directly by the Company's outside legal counsel or the independent registered public accounting firm (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall responsibility of the Board that have been communicated to management but, in their judgment, may warrant follow-up by the Committee.

VI.   Compensation

        Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as determined by the Board.

        Members of the Committee (and their family members) may not receive any compensation, including fees for professional services, from the Company except the fees that they receive for service as a member of the Board or any committee thereof and reasonable expense reimbursement.

VII. Performance Evaluation

        The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities. The adequacy of this Charter shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

Appendix B

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

AMENDED AND RESTATED CHARTER

Approved as of October 19, 2007

I.     Purpose

        The Compensation Committee (the "Committee") is appointed by the Board of Directors (the "Board") of DynTek, Inc. (the "Company") to discharge the Board's responsibilities in determining the compensation of the Company's executive officers and directors. The Committee shall have overall responsibility for approving and evaluating the compensation plans, policies and programs of the Company. To that end, the Committee shall have the responsibility, power and authority to set the compensation and benefits for the chief executive officer and the Company's other senior officers, determine distributions and grant awards under and administer the Company's various stock option and other incentive plans, and assume responsibility for all matters related to all of the foregoing. The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement.

II.    Membership

        The Committee shall be comprised of at least two directors, as appointed by the Board. The Committee members shall be (i) "independent directors" within the meaning of the applicable listing standards of the Nasdaq Stock Market, (ii) "Non-Employee Directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) qualified "outside directors" under Section 162(m) of the Internal Revenue Code and related regulations, all as amended from time to time. The Committee members must be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. The Board shall appoint one person to act as Chair of the Committee. The members shall serve until their resignation, retirement, removal by the Board or until their successors shall be appointed and qualified. The Board may remove a member from the Committee at any time with or without cause.

III.  Meetings and Procedures

        The Committee shall meet at least two times per year and as many other times as it deems necessary or desirable to fulfill its duties and responsibilities as set forth in this Charter. The Chair of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

        The Chairman of the Committee shall report on Committee activities to the Board. The Committee shall keep minutes of its proceedings that shall be signed by the person whom the Chairperson designates to act as secretary of the meeting. The minutes of the meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Company.

IV.    Authority

        The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants or advisors to advise the Committee as it determines necessary to carry out its duties as set forth in this Charter. The Company shall provide funding, as determined by the Committee, for payment of compensation to any consultants or advisors retained by the Committee. The Committee may condition its approval of any compensation on Board ratification to the extent so required to comply with applicable tax law. The Committee may request any officer or employee of the corporation or its outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members of the Committee. The Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

V.     Duties and Responsibilities

        The Committee shall have the following duties and responsibilities:

        A.    Executive Compensation.

          1.    General.    The Committee shall review and approve periodically the Company's executive compensation program and strategy to assure that it (i) supports the Company's financial, operational and strategic objectives, (ii) attracts, motivates and retains key executive officers, (iii) links executive compensation with the Company's business objectives and performance to promote stockholder interest, and (iv) provides for appropriate and competitive rewards and incentives for the Company's executive officers and other higher level employees.

          2.    Executive Officer Compensation.    Subject to any then existing employment agreement, the Committee shall (i) review and approve the annual salary, bonus and other benefits of the Chief Executive Officer, and (ii) approve the annual salary, bonus, and other benefits of the other executive officers, as recommended by the Chief Executive Officer.

        B.    Evaluate Employee Benefit Plans.    The Committee shall review and recommend to the Board any new employee benefit plan or change to an existing plan that creates a material long-term financial commitment by the Company or any subsidiary. The Committee may review periodically the Company's material benefit plans, the appropriateness of the allocation of benefits under such plans, and the extent to which such plans are meeting their intended objectives.

        C.    Administer Equity Incentive Plans.    The Committee shall review the Company's equity incentive compensation and other stock-based plans and approve changes in such plans as determined by the Committee. The Committee shall have, and shall exercise, the authority of the Board with respect to the administration of all equity incentive compensation and other stock-based plans.

        D.    Consult with Management regarding Human Resource Issues.    Consult with and seek advice from the Company's senior management concerning the appropriateness and usefulness of the Company's human resource policies and compensation plans, and consult with senior management and other appropriate persons, including external consultants, regarding appropriate human resources planning and incentives for a higher-performing workforce.

        E.    Compensation Committee Report.    Produce an annual report on executive compensation for inclusion in the Company's proxy statement, which report shall comply with applicable laws and regulations.

        F.    CD&A.    Review, discuss with management and approve the Compensation Discussion and Analysis for inclusion in the Company's proxy statement.

        G.    Compensation of Directors.    The Committee shall periodically review and make recommendations to the Board with respect to the compensation of directors, including Board and committee retainers, meeting fees, equity-based compensation, and such other forms of compensation as the Committee may consider appropriate.

        H.    Regulatory Requirements.    The Committee shall, in consultation with management of the Company, oversee the Company's compliance with regulatory requirements relating to compensation of its officers and employees.

        I.    Succession Plan.    The Committee shall, on an annual basis, review the plan for executive development and succession plan for management development and evaluation of key personnel.

        J.    Employment Agreements.    The Committee shall review and approve employment agreements, severance, change-in-control, termination and retirement agreements for all employees.

        K.    Stockholder Concerns.    The Committee shall recommend an appropriate method by which stockholder concerns about compensation may be communicated by stockholders to the Committee and, as the Committee deems appropriate, to respond to such stockholder concerns.

        L.    General.    The Committee shall perform other duties and responsibilities pertaining to the Company's compensation matters as may be assigned to the Committee by the Board.

VI.   Compensation

        Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as determined by the Board. Members are also entitled to reasonable expense reimbursement.

VII. Performance Evaluation

        The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities. The adequacy of this Charter shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

Appendix C

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
DYNTEK, INC.

        David W. Berry certifies that:

  1.
  He is the duly elected and acting Chief Financial Officer of DynTek, Inc., a corporation organized under the General Corporation Law of the of the State of Delaware (the "Corporation").

  2.
  That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law setting forth a proposed amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article Four, subsection A of the Second Amended and Restated Certificate of Incorporation of the Corporation be amended by adding a paragraph thereto, which such paragraph will appear as the last paragraph of Article Four, subsection A and shall read as follows:

  "Upon the effectiveness of this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, every            (    ) shares of the Corporation's issued and outstanding Common Stock shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into one (1) share of the Corporation's Common Stock, par value $0.0001 per share."

  3.
  That thereafter, the foregoing amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by a majority of the outstanding stock entitled to vote thereon at the Corporation's Annual Meeting of Stockholders held on December 10, 2007 in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the of the State of Delaware.

  4.
  That the Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation shall be effective as of                            , 200    .

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Corporation to be signed by the undersigned, and the undersigned has executed this certificate and affirms the forgoing as true and under penalty of perjury this    day of                        , 200    .

David W. Berry Chief Financial Officer

C-1

Appendix D

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
DYNTEK, INC.

        David W. Berry certifies that:

  1.
  He is the duly elected and acting Chief Financial Officer of DynTek, Inc., a corporation organized under the General Corporation Law of the of the State of Delaware (the "Corporation").

  2.
  That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law setting forth a proposed amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article Four, subsection A of the Second Amended and Restated Certificate of Incorporation be amended by deleting such section in its entirety and replacing it with the following:

  "A. Authorized Shares. The Corporation shall be authorized to issue                        shares of stock, of which (i)                         shares shall be shares of Common Stock, par value $0.0001 per share (the "Common Stock"), and (ii)                         shares shall be shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock")."

  3.
  That thereafter, the foregoing amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by a majority of the outstanding stock entitled to vote thereon at the Corporation's Annual Meeting of Stockholders held on December 10, 2007 in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the of the State of Delaware.

  4.
  That the Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation shall be effective as of                            , 200    .

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Corporation to be signed by the undersigned, and the undersigned has executed this certificate and affirms the forgoing as true and under penalty of perjury this    day of                        , 200    .

David W. Berry Chief Financial Officer

D-1

DYNTEK, INC. C/O AST 6201 15TH AVE. 3RD FLOOR BROOKLYN, NY 11219	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by DynTek, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to DynTek, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DYTEK1	KEEP THIS PORTION FOR YOUR RECORDS

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
 DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYNTEK, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3,
AND "FOR" PROPOSAL 4.

Vote on Directors

1.	Election of Directors: The following individuals have been nominated to serve on the Corporation's board of directors.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
NOMINEES:
	01) Casper Zublin, Jr.	/ /	/ /	/ /
02) J. Michael Gullard
03) Alan B. Howe
Vote on Proposals		For	Against	Abstain

2.	Ratification of the appointment of Marcum & Kliegman LLP as our independent accountants for the fiscal year ending June 30, 2008.	/ /	/ /	/ /
3.
	Approval of an amendment to the Company's Second Amended and Restated Certificate of Incorporation to give the Board of Directors the authority to effect a reverse stock split of the Company's outstanding Common Stock by a ratio of up to 1-for-20.	/ /	/ /	/ /
4.
	Approval of an amendment to the Company's Second Amended and Restated Certificate of Incorporation to decrease (i) the number of shares of our capital stock that we would have authority to issue from 460,000,000 shares to as few as 23,000,000 shares, (ii) the number of shares of our common stock, $0.0001 par value per share, that we would have authority to issue from 450,000,000 shares to as few as 22,500,000 shares, and (iii) the number of shares of our preferred stock, $0.0001 par value per share, that we would have authority to issue from 10,000,000 shares to as few as 500,000 shares, conditioned on the approval and implementation of Proposal No. 3.	/ /	/ /	/ /
5.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Such discretionary authority granted to the proxies shall specifically include the right to vote in favor of adjournment of the Annual Meeting until such time as sufficient votes necessary to take either or both of the actions called for under Proposal 1, Proposal 2, Proposal 3, and Proposal 4 have been received and cast therefore.

For address changes, please check this box and write them on the back where indicated.

The Board of Directors requests that you fill in the date and sign the Proxy and return it in the enclosed envelope.	/ /	Note:
Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
IF THE PROXY IS NOT DATED IN THE SPACE BELOW, IT IS DEEMED TO BE DATED ON THE DAY WHICH IT WAS MAILED BY THE CORPORATION.
Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF

DYNTEK, INC.

DECEMBER 10, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible

Please detach along perforated line and mail in the envelope provided.
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DYNTEK, INC.

ANNUAL MEETING OF STOCKHOLDERS—DECEMBER 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        This Proxy is solicited by the Board of Directors in connection with the Annual Meeting of Stockholders of DynTek, Inc., to be held on December 10, 2007. Any Stockholder has the right to appoint as his proxy a person (who need not be a stockholder) other than any person designated below, by inserting the name of such other person in another proper form of proxy.

        The undersigned, a stockholder of DynTek, Inc. (the "Corporation"), hereby revoking any proxy hereinbefore given, does hereby appoint Casper Zublin, Jr. and David W. Berry, or either of them, as the undersigned proxy with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders to be held on December 10, 2007 at the Corporation's executive offices, 19700 Fairchild Road, Suite 230, Irvine, California 92612, at 10:00 a.m., local time and at any adjournments thereof, and to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of said Corporation which the undersigned would be entitled to vote if personally present at the meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Director Compensation Paid for the 2007 Fiscal Year
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION & ANALYSIS
Summary Compensation Table
Grants of Plan-Based Awards in 2007 Fiscal Year
Outstanding Equity Awards at Fiscal Year End Table
Options Exercised and Stock Vested Table
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Audit Committee Report
PROPOSAL NO. 3 TO AUTHORIZE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO GIVE THE BOARD THE DISCRETION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY ANY WHOLE NUMBER RATIO UP TO 1-FOR-20
PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE OUR AUTHORIZED CAPITAL STOCK FROM 460,000,000 TO AS FEW AS 23,000,000 SHARES, OUR AUTHORIZED COMMON STOCK FROM 450,000,000 SHARES TO AS FEW AS 22,500,000 SHARES AND OUR AUTHORIZED PREFERRED STOCK FROM 10,000,000 SHARES TO AS FEW AS 500,000 SHARES
OTHER MATTERS
  Appendix A
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AMENDED AND RESTATED CHARTER Approved as of October 19, 2007
  Appendix B
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS AMENDED AND RESTATED CHARTER Approved as of October 19, 2007
  Appendix C
CERTIFICATE OF AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DYNTEK, INC.
  Appendix D
CERTIFICATE OF AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DYNTEK, INC.